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                                                                    Exhibit 99.1

                                 AMENDMENT TO
                           ASSET PURCHASE AGREEMENT

          This Amendment to Asset Purchase Agreement (this "Amendment") is made as of June 5, 2000, to that certain Asset Purchase Agreement, dated as of May 3, 2000 (the "Agreement"), by and among SYSTEM SOFTWARE ASSOCIATES, INC., a Delaware corporation, GORES TECHNOLOGY GROUP, a California corporation, and SSA ACQUISITION CORPORATION, a Delaware corporation.

          WHEREAS, the parties hereto entered into the Agreement and now desire to amend certain provisions of the Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED, by and among the parties hereto, as follows:

          1.   Defined Terms.  Any capitalized terms used but not defined herein
               -------------
shall have the meaning set forth in the Agreement.

          2.   Amendments to the Agreement.
               ---------------------------

          (a) Subparagraph (b)(i) of Section 5.10 of the Agreement is amended by deleting the date "June 6, 2000" set forth therein and substituting "June 9, 2000" in place thereof.

          (b) Subparagraph (c) of Section 5.10 of the Agreement is amended by deleting the date "June 6, 2000" set forth therein and substituting "June 9, 2000" in place thereof.

          (c) Subparagraph (viii) of Section 7.01 of the Agreement is amended by deleting the date "June 6, 2000" set forth therein and substituting "June 9, 2000" in place thereof.

          3.   Effect on the Agreement. Except as specifically set forth herein,
               -----------------------
the Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern.

          4.   Governing Law.  This Amendment shall be governed by the laws of
               -------------
the State of Delaware without regard to the conflict of laws of the State of Delaware or any other jurisdiction.

          5.   Counterparts.  This Amendment may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                   SYSTEM SOFTWARE ASSOCIATES, INC.


                                   By: /s/ Kirk J. Isaacson
                                       -----------------------------
                                   Name:   Kirk J. Isaacson
                                   Title:  Vice President and General Counsel


                                   GORES TECHNOLOGY GROUP (for purposes of
                                   Article 4 only)


                                   By: /s/ David McGovern
                                       -----------------------------
                                   Name:   David McGovern
                                   Title:  Vice President


                                   SSA ACQUISITION CORPORATION


                                   By: /s/ David McGovern
                                       -----------------------------
                                   Name:   David McGovern
                                   Title:  Vice President